                           TERM LOAN AGREEMENT


         Loan Agreement, dated July 29, 1996 among Electronic Hardware Corporation with its principal place of business at Farmingdale, New York ("Borrower"), each guarantor ("Guarantor") identified by its execution below ("Borrower" and "Guarantor(s)" collectively referred to as "Obligors"), and REPUBLIC NATIONAL BANK OF NEW YORK, a national banking association ("Bank") having an office at 452 Fifth Avenue, New York, New York 10018.

         WHEREAS, Borrower has applied to the Bank for a loan in the principal amount of $500,000, the proceeds of which shall be used for the purpose of Working Capital ("the Loan").

         The Bank has agreed to make the Loan upon the following terms and conditions:

         (1)      The Note; Rate of Interest; and Manner of Repayment.

                  a. The Loan shall bear interest prior to default at a variable rate per annum as follows: 1% per annum above such per annum rate of interest as is established by the Bank from time to time at its principal domestic office as its reference lending rate for domestic commercial loans, but in no event higher than the maximum rate permitted by applicable law;

                  b. Principal on the Loan shall be paid in eleven consecutive equal quarterly installments of $25,000 each and a final installment in the amount of the remaining unpaid principal;

                  c. The time, place and mode of payments and method of computing interest are described in the term loan agreement promissory note ("Note") evidencing the Loan, substantially in the form of Exhibit A hereto; and

                  d. Borrower shall have the right, upon 10 days prior written notice, to prepay the Loan, in whole or in part, without penalty, in an amount, if the Loan is repayable in installments, equal to at least an installment with all accrued interest on the amount so prepaid. Prepayments shall be applied to installments in inverse order of maturity.

         (2)      Representations and Warranties.

                  To induce the Bank to enter into this Agreement and to make the Loan, each Obligor, jointly and severally, represents and warrants to the Bank, that:

                  a. Validity; Due Authorization. Each Obligor (other than an Obligor which is an individual), (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation; (ii) is duly qualified and in good standing in every jurisdiction in which it presently engages in business and in which such qualification is required; (iii) has the power, authority and legal right to own, lease and enjoy undisturbed the assets of its business and engage in business as now conducted; (iv) has the power, authority and legal right to enter into and execute this Agreement, the Note, the Guaranty referred to herein and any security agreements ("Security Agreements") or other agreements furnished in connection with the Loan; and (v) has no subsidiaries, except those listed on Exhibit B hereto, and in each instance it owns all of the outstanding capital stock of such subsidiaries;

                  b. Financial Statements Accurate; No Change. The financial statements of each Obligor previously delivered to the Bank, whether or not in connection with this Loan, are the most recently available financial statements and are complete and correct and present fairly the financial condition of that entity and reflect every liability (whether direct or contingent), and there has been no material adverse change in the financial condition of such Obligor since the date of such financial statements;

                  c. Other Agreements. The execution, delivery and performance of this Agreement will not violate any other indenture or other agreement nor any law, order, rule or regulation of any government instrumentality applicable to each Obligor or by which its property is bound nor will it result in the creation or imposition of any other lien except for those being created by any agreement granting a security interest or pledge related hereto;

                  d. Priority of Liens. Any security interests created as Collateral for the Loan constitute valid, first and prior perfected liens in favor of the Bank;

                  e. Litigation. There are no suits or proceedings, pending or threatened, against any Obligor or affecting any of its properties (of which such Obligor has any knowledge) except those disclosed in writing to the Bank;

                  f. Taxes. Each Obligor has filed all federal, state and local income tax returns, including those for corporate franchise taxes, and has paid all taxes or assessments due thereon;

                                [end of page]

                  g. ERISA. Each Obligor, if required, is in compliance in every material respect with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and regulations or published interpretations thereof and has not had a Reportable Event occur with respect to any Plans as such terms are defined in ERISA;

                  h. Federal Reserve Regulations. No Obligor is engaged principally in or has an important activity in the business of extending credit for the purpose of purchasing or carrying "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System), nor will any part of the proceeds of this Loan be used, now or ultimately, to purchase or carry such stock or extend such credit or violate in any way Regulations G, T, U or X of such Board of Governors;


                  i. Withholding Taxes. Proper and accurate amounts have been withheld by each Obligor from its employees for all periods in full and complete compliance with Social Security, unemployment withholding and other applicable federal and state tax and other laws; and proper and accurate federal and state returns have been filed by each Obligor for all periods for which returns were due with respect to employee income tax withholding, Social Security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provision therefor is included in the books of each Obligor.

                  j. Solvency. Each Obligor is Solvent prior to and after giving effect to the consummation of the transactions contemplated by this Agreement. ("Solvency" is defined to mean that (i) the fair market value of all of its property is in excess of the total amount of its debts (including contingent liabilities); (ii) it is able to pay its debts as they mature; (iii) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; and (iv) it is not "insolvent" as such term is defined in Section 101(31) of the Federal Bankruptcy
Code);

                  k. Title to Properties. Each Obligor has good and marketable fee simple title (subject to immaterial exceptions which do not render title unmarketable or impair the use thereof) to all of its real properties and good title to all other properties and assets in each case free and clear of all Liens except Liens listed on Exhibit C hereto or Liens in favor of the Bank ("Liens" is defined to mean any charge, lien, mortgage, pledge, security interest or other encumbrances of any nature whatsoever upon, of, or in property or other assets of any Obligor, whether absolute or conditional, voluntary or involuntary, whether created pursuant to agreement, arising by force of statute, by judicial proceeding or otherwise); and

                  l. Environmental. None of the real property owned or leased by any Obligor contains any toxic or hazardous materials or, to the knowledge of any Obligor, ever contained or was used for the storage of such materials, and each Obligor and such properties are in compliance with all applicable environmental laws and regulations.

         (3) Affirmative Covenants. Each Obligor (other than an Obligor that is an individual) covenants and agrees that, from the date hereof until the full satisfaction of the obligations under this Agreement and the Note:

                  a. Corporate Existence and Properties. It shall preserve, protect, renew and keep in full force and effect its existence, rights, licenses, permits, patents, trademarks, trade names and franchises; shall comply with all laws and regulations applicable to it; shall not materially alter the nature or scope of business as presently conducted by it; and shall preserve, repair and maintain all property utilized in the conduct of its business;

                  b. Insurance. Maintain with financially sound insurers insurance on its properties against such risks as fire, public liability and lack of fidelity by its employees, all as is customary with companies in similar businesses or as reasonably required by the Bank and each policy shall name the Bank as a loss payee or additional assured and provide that it can not be amended, modified or cancelled without 30 days prior written notice to the Bank;


                  c. Financial Statements and Other Information. Furnish to the Bank the following financial information: (i) not later than 120 days after the end of its fiscal year its balance sheet and statements of income and sources and use of funds prepared in accordance with generally accepted accounting principles consistently applied and audited in a manner satisfactory to the Bank by independent certified public accountants acceptable to the Bank, all such statements in the case of a corporate Obligor having subsidiaries to be consolidated and consolidating statements; (ii) not later than 90 days after the end of each quarter balance sheets and statements of income for such period, their accuracy certified in a manner satisfactory to the Bank by the chief financial officer; and (iii) with each set of statements described above the certificate of the chief financial officer that no event which, alone or with notice, the passage of time, or both, would constitute an Event of Default has occurred or is continuing;

                  d. Access. Upon written request with reasonable notice and due regard to borrowers need for security, the Bank's representatives shall be permitted access to any or all of such Obligor's properties and financial records, to make extracts from such records and to discuss the business, finances and affairs with its officers;

                  e. Notices. It shall promptly give written notice to the Bank of: (i) the details of any Reportable Events as defined in ERISA which has occurred; (ii) the occurrence of any event which, alone or with notice, the passage of time or both, would constitute an Event of

Default; (iii) the commencement of any proceeding or litigation which, if adversely determined, would adversely affect its financial condition or ability to conduct business; or (iv) the formation of any subsidiary of Borrower after the date of this Agreement which notice shall be accompanied by the resolutions of the Board of Directors of such subsidiary authorizing such subsidiary to execute this Agreement as an additional Guarantor, together with an instrument in form and substance satisfactory to the Bank assuming all of the obligations of an Obligor hereunder and such executed Guaranty; and

                  f. Compliance with Law. Each Obligor shall comply with all federal, state, and local laws and regulations applicable to it, including, without limitation, ERISA, those regarding the collection, payment and deposit of sales taxes, and income, unemployment and Social Security taxes and those relating to environmental matters. In addition, each Obligor shall withhold proper and accurate amounts from its employees for all employees for all periods in full and complete compliance with applicable federal and state tax, social security and unemployment withholding laws.

         (4) Negative Covenants. Each Obligor (other than an Obligor that is an individual) covenants and agrees that, from the date hereof until the full satisfaction of its obligations under this Agreement and the Note, it will not without the Bank's prior written consent:


                  a. Indebtedness. Create, incur or assume any indebtedness for borrowed money other than: (i) that provided under this Agreement or otherwise consented to by the Bank; (ii) that owing on the date hereof and listed on the financial statements furnished to the Bank; and (iii) that which is subordinated to indebtedness due the Bank on terms satisfactory to the Bank ("Approved Subordinated Debt");

                  b. Liens. Create, incur or permit to exist against any of its properties or assets, real or personal, tangible or intangible, now owned or hereafter acquired, any mortgage or other lien or encumbrance, except: (i) deposits or pledges relating to the payment of workman's compensation, unemployment insurance, old age pension or other social security taxes; (ii) deposits or pledges relating to the performance of bids, tenders, contracts or leases; (iii) deposits or pledges relating to statutory obligations and surety or appeal bonds necessary to the continuance of its business in the ordinary course; (iv) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings; and (iv) purchase money mortgages or other purchase money liens upon property hereafter acquired;

                  c. Contingent Obligations. Assume, guarantee, endorse or otherwise become directly or contingently liable for the obligations of any other person except for the Guaranty in connection with this Agreement and the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                  d. Leases. Create, incur or assume any obligations for the rental, hire or lease of real or personal property if the aggregate of such obligations, payable in any fiscal year, would exceed $200,000 per annum;

                  e. Capital Expenditures. Expend for fixed assets during any one fiscal year an amount in excess of $100,000;

                  f. Officer Salaries. Expend for salaries or other compensation for all officers an amount in excess of $450,000 in the aggregate in any one fiscal year;

                  g. Asset Sale. Sell, transfer, lease, sell and thereafter enter into an arrangement with the buyer to rent or lease back all or any substantial part of its properties or assets, except with respect to a Guarantor;

                  h. Merger. Consolidate with or merge into any other corporation, or permit another corporation to merge into it, or acquire all or substantially all of the properties or assets of any other Person ("Person" is defined as natural persons, corporations, business trust associations, companies and partnerships);

                  i. Note/Accounts Sale. Sell, assign, discount or otherwise dispose of any of its notes or accounts receivable except for collection in the ordinary course of business;

                  j. Loans.  Make loans or advances to any other person;

                  k. Investments. Purchase or make any investment in the stock,

securities or evidences of indebtedness of any other Person except: (i) the Borrower; (ii) the United States Government and its agencies; and (iii) certificates of deposit of domestic banks having capital and surplus in excess of $1 billion;

                  l. Dividends. Declare or pay any dividend or make any other distribution, whether in cash, property, securities or any combination thereof, with respect to any shares of capital stock of the Obligor, or securities convertible into such capital stock, or redeem, purchase, or retire any shares of any class of capital stock of the Obligor, or securities convertible into such capital stock, or set apart any sum for such purposes;

                  m. Net Loss. Have a Net Loss in any fiscal year commencing with the fiscal year ended December 31, 1996 and thereafter;

                  n. Current Ratio. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities at any time to be less than 1.1 to 1;

                  o. Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than $1,350,000 ("Tangible Net Worth" is defined, at any date, as (1) in the aggregate amount at which all assets of Borrower would be shown on a balance sheet at such date after deducting capitalized research and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses and such other assets as are properly classified as "intangible assets", less (2) the aggregate amount of all indebtedness, liabilities (including tax and other proper accruals) and reserves of Borrower excluding Approved Subordinated Debt);

                  p. Debt: Worth. Permit the ratio of Consolidated Total liabilities to Consolidated Tangible Net Work at any time to exceed 1.75 to 1. ("Total Liabilities" is defined as all liabilities which would properly appear on the liability side of a balance sheet, other than capital stock, capital surplus, retained earnings, minority interest, deferred credits, Approved Subordinated Debt, and contingency reserves, under generally accepted accounting principles).

         (5)      Guarantees.

                           Each Guarantor agrees:

                           a. To notify the Bank of any material adverse change
in the financial condition of any Obligor as and when Guarantor shall acquire knowledge thereof.

         (6) Events of Default. Upon the occurrence of any of the following ("Events of Default"):

                           a. any  representation or warranty made herein, in
the Note, or in any Security Agreement, Guaranty or other document, instrument,

agreement or certificate entered into or furnished in connection with this Agreement, shall prove false or misleading in any material respect;

                           b. any default, event of default or breach of any
covenant or agreement made herein, in the Note or under any Security Agreement, Guaranty, or other document, instrument, agreement or certificate entered into or furnished in connection with this Agreement or guaranteeing or securing any other obligations or liabilities of the Borrower to the Bank;

                           c. A Reportable Event shall have occurred with
respect to any Plan as defined in ERISA of any Obligor and (i) the Bank has notified the affected Obligor in writing that it has determined that such Reportable Event constitutes reasonable grounds for termination of such Plan by the Pension Benefit Guaranty Corporation or the appointment of a trustee to administer the Plan; or (ii) such termination proceedings are commenced or such appointment occurs; or

                           d. (i) any default in payment of any amount due
hereunder or under the Note or in the payment or performance of any other obligation or agreement of any nature or description of any Obligor to or with the Bank; (ii) any Obligor shall commence any case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to any of them, or seeking to adjudicate any of them a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to any of them or any of their debts, or seeking appointment of a receiver, trustee, custodian or other similar official for any of them or for all or any substantial part of the assets of any of them, or any of them shall make a general assignment for the benefit of its creditors, or there shall be commenced against any of them any case, proceeding or other action of a nature referred to in this clause (ii), or there shall be commenced against any of them any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the assets of any of them which results in the entry of an order for any such relief, or any of them shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this clause (ii), or any of them shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; (iii) entry of a judgment against any Obligor; (iv) failure of any Obligor to pay or remit any tax when assessed or due; (v) death or dissolution of any Obligor; (vi) making a bulk transfer or sending notice of intent to do so by any Obligor; (vii) any Obligor granting any security interest (other than to the Bank) not expressly permitted herein; (viii) suspension or liquidation of the usual business of any Obligor;
(ix) any Obligor defaulting in the payment of any indebtedness to any other Person, whether or not such default is waived or the payment of such indebtedness is accelerated; (x) any Obligor failing to furnish the Bank with any requested financial information or failing to permit inspection of its books or records by the Bank or any of its agents, attorneys or accountants; (xi) any Obligor making any misrepresentation to the Bank in obtaining credit for any of them; (xii) impairment of financial responsibility of any Obligor in the Bank's good faith, opinion, whether or not any specific covenant or agreement contained herein or in any other document, instrument, agreement or certificate furnished to the Bank by any Obligor has been breached; or (xii) the Bank shall in good faith deem itself insecure at any time, whether or not any specific covenant or agreement contained herein or in any other document, instrument, agreement or certificate furnished to the Bank by any Obligor has been breached;

then, in the case of any Event of Default other than those referred to in subclause (d)(i) above, the Bank may declare by notice to the Borrower the Note to be immediately due and payable, and in the case of any Event of Default referred to in subclause (d)(ii) above, the Note shall automatically become due and payable immediately, without notice or demand, anything contained herein, in the Note, in any Security Agreement or elsewhere to the contrary notwithstanding.

         (7) Miscellaneous.

                           a. Conditions to Making Loan.  The Bank shall not be
required to make the Loan or any advance on account thereof unless the Borrower shall have delivered to the Bank:

                                    (i) All evidence requested by the Bank of
the authority of the Borrower to enter into this Agreement and the transactions contemplated hereby and of corporate action necessary to execute, deliver and perform this Agreement, the Note and all collateral documents;

                                    (ii) An opinion of counsel, in form and
substance satisfactory to the Bank, to the effect of subparagraph (i) of this
Section 7(a) and to the further effect of Sections (2)a, c, d and 3e; and

                                    (iii) Such other documents or certificates
of public officials as the Bank may reasonably request.

                           b. Expenses.  The Borrower will pay all out-of-pocket
losses, costs and expenses incurred by the Bank in connection with the Loan, the enforcement of any provision of this Agreement, or the Note, or the collection of any amount due hereunder or thereunder, including, but not limited to, the reasonable fees and disbursements of counsel to the Bank incurred in the course of so enforcing such rights.

                           c. No Waiver.  No failure or delay by the Bank in
exercising any right, power or remedy hereunder upon a breach hereof shall constitute a waiver of any such term, condition, covenant, agreement, right, or power of the Bank from exercising any such rights, power or remedy at any later time or times.

                           d. Notices.  Each notice or other communication
hereunder or under the Note shall be writing; shall be sent by messenger, by first class mail or by facsimile transmitter or tested telex; and shall be effective when received. Each notice to any Obligor shall be sent to such Obligor at its address set forth below its signature or such other address as it may designate, by written notice to the Bank as herein provided, or such other address as may appear in the records of the Bank; and each notice to the Bank shall be sent to the Bank at its address set forth below its signature.

                           e. Amendments.  The Bank shall not be deemed to have
waived any of the terms, agreements, conditions and covenants hereof, except by a writing signed by an officer of the Bank and delivered to the Borrower. This Agreement may be amended by a supplemental agreement setting forth such amendment or amendments when properly executed by all the parties to this Agreement. No amendment, modification or waiver of any provision of this Agreement nor consent to departure by the Bank therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement cannot be changed or terminated orally.

                           f. GAAP.  All accounting terms used herein shall have
the meaning assigned to them by generally accepted accounting principles, unless otherwise defined.

                           g. Successors and Assigns.  This Agreement shall be
binding upon the Obligors, their heirs, executors, administrators, successors and assigns and shall inure to the benefit of the Bank, its successors and assigns. The obligations and conditions of this Agreement shall continue until all indebtedness and liability of the Obligors to the Bank hereunder has been indefeasibly paid and satisfied in full.

         (8) Bank's Right to Arbitrate.

                           a. EACH OBLIGOR AGREES THAT ANY ACTION, DISPUTE,
PROCEEDING, CLAIM OR CONTROVERSY BETWEEN OR AMONG THE PARTIES WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ("DISPUTE" OR "DISPUTES") SHALL, AT THE BANK'S ELECTION, WHICH ELECTION MAY BE MADE AT ANY TIME PRIOR TO THE COMMENCEMENT OF A JUDICIAL PROCEEDING BY THE BANK, OR IN THE EVENT OF A JUDICIAL PROCEEDING INSTITUTED BY ANY OBLIGOR AT ANY TIME PRIOR TO THE LAST DAY TO ANSWER AND/OR RESPOND TO A SUMMONS AND/OR COMPLAINT MADE BY SUCH OBLIGOR, BE RESOLVED BY ARBITRATION IN NEW YORK, NEW YORK IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION (8) AND SHALL, AT THE ELECTION OF THE BANK, INCLUDE ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH (I) THIS AGREEMENT, THE NOTE, OR ANY RELATED AGREEMENTS OR INSTRUMENTS, (II) ALL PAST, PRESENT AND FUTURE AGREEMENTS INVOLVING THE PARTIES, (III)

ANY TRANSACTION CONTEMPLATED HEREBY AND ALL PAST, PRESENT AND FUTURE TRANSACTIONS INVOLVING THE PARTIES, AND (IV) ANY ASPECT OF THE PAST, PRESENT OR FUTURE RELATIONSHIP OF THE PARTIES. THE BANK MAY ELECT TO REQUIRE ARBITRATION OF ANY DISPUTE WITH ANY OBLIGOR WITHOUT THEREBY BEING REQUIRED TO ARBITRATE ALL DISPUTES BETWEEN THE BANK AND SUCH OBLIGOR. ANY SUCH DISPUTE SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH ARTICLE 75 OF THE NEW YORK CIVIL PRACTICE LAW AND RULES AND THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). In the event of any inconsistency between such Rules and these arbitration provisions, these provisions shall supersede such Rules. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this subsection (8)(a). In any arbitration proceeding subject to these provisions, the arbitration panel (the "arbitrator") is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre-hearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. In any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in subsection (8)(d).

                           b. No provision of, nor the exercise of any rights
under, subsection (8)a shall limit the right of any party (i) to foreclose against any real or personal property collateral through judicial foreclosure, by the exercise of a power of sale under a deed of trust, mortgage or other security agreement or instrument, pursuant to applicable provisions of the Uniform Commercial Code, or otherwise pursuant to applicable law, (ii) to exercise self help remedies including but not limited to setoff and repossession, or (iii) to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including but not limited to injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of the Bank, even if the Bank is the plaintiff, to submit the Dispute to arbitration if the Bank would otherwise have such right.

                           c. The Bank may require arbitration of any Dispute(s)
concerning the lawfulness, unconscionableness, propriety, or reasonableness of any exercise by the Bank of its right to take or dispose of any collateral or its exercise of any other right in connection with collateral including, without limitation, judicial foreclosure, exercising a power of sale under a deed of trust or mortgage, obtaining or executing a writ of attachment, taking or disposing of property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or otherwise as permitted by applicable law, notwithstanding any such exercise by the Bank.

                           d. Whenever an arbitration is required under
subsection (8)a, the arbitrator shall be selected, except as otherwise herein provided, in accordance with the Commercial Arbitration Rules of the AAA. A single arbitrator shall decide any claim of $100,000 or less and he or she shall be an attorney with at least five years' experience. Where the claim of any party exceeds $100,000, the Dispute shall be decided by a majority vote of three arbitrators, at least two of whom shall be attorneys (at least one of whom shall have not less than five years' experience representing commercial banks). The arbitrator shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrator's fees, and court costs) to the prevailing party.

                           e. In the event of any Dispute governed by this
Section (8), each of the parties shall, subject to the award of the arbitrator, pay an equal share of the arbitrator's fees.

         (9) Governing Law;  Consent to Jurisdiction, Service of Process.


                           This Agreement shall be governed by and construed in
accordance with the laws of the State of New York made and to be performed wholly within that state. Each Obligor and the Bank hereby consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York and consents that any action or proceeding hereunder may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and authorizes the service of process on it by registered or certified mail sent to its address authorized by subsection (7)d as an address for the sending of notices.

         (10) Waiver of Jury Trial;  Other Waivers.

                           IN ANY ACTION, SUIT OR PROCEEDING, IN RESPECT OF OR
ARISING OUT OF THIS AGREEMENT, THE NOTE, ANY SECURITY AGREEMENT OR GUARANTY, OR ANY OTHER DOCUMENTS RELATING TO THE LOAN, EACH OBLIGOR AND THE BANK MUTUALLY WAIVE TRAIL BY JURY, AND EACH OBLIGOR ALSO WAIVES (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, AND (II) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

                                       Electronic Hardware Corporation
                                       -----------------------------------
                                       Name of Borrower


                                       By: /s/ Harry Goodman
                                           -------------------------------
[SEAL]

                                       /s/ 320 Broad Hollow Rd
                                       Farmingdale NY 11737
                                       -----------------------------------
                                       Address for Notices to Borrower


                                       /s/ David L. Kassel
                                       -----------------------------------
                                       Guarantor - David Kassel


                                       /s/ Harry Goodman
                                       -----------------------------------
                                       Guarantor - Harry Goodman


                                       /s/ A Franzone
                                       -----------------------------------
                                       Guarantor - Andrew Franzone



                                       /s/ A Franzone
                                       -----------------------------------
                                       Guarantor - Allen Field Company, Inc.




ACCEPTED:

REPUBLIC NATIONAL BANK OF NEW YORK

By:
   -------------------------------

Address for Notices:

452 Fifth Avenue
New York, New York 10018
Attention:  Loan Department


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                       ---------------------------------------------------------
                       To the Lending Officer: Use this Note in Conjunction with Term Loan Agreement.
                       ---------------------------------------------------------


                     TERM LOAN AGREEMENT PROMISSORY NOTE


$500.000                                                     New York, New York
                                                             Date: 7/29/96


         FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of REPUBLIC NATIONAL BANK OF NEW YORK ("Bank") at its principal banking office at 452 Fifth Avenue, New York, New York 10018 or at any of its other banking offices in New York as Bank may designate by written notice to Maker, the sum of FIVE HUNDRED THOUSAND DOLLARS, as set forth below, together with interest from the date hereof on the unpaid principal of this Note until paid in full at the rate set forth below.

         This Note is executed and delivered to Bank pursuant to a Term Loan Agreement dated 7/29/96 entered into among Maker, Bank and any guarantors referred to therein ("Agreement") and is entitled to, among other things, the benefits, guarantees and security referred to therein. Upon the occurrence of an Event of Default, as defined in the Agreement, the principal hereof and accrued interest hereon may be declared to be or may automatically become forthwith due and payable, in the manner, upon the conditions and with the effect provided in the Agreement. This Note may be prepaid to the extent and in the manner set forth in the Agreement.

         The principal amount of this Note shall be payable in eleven consecutive quarterly installments (subject to acceleration as hereinafter provided), payable on the last day of each quarter commencing October 31, 1996. The first eleven principal installments shall each be in the amount of $25,000. The last principal installment shall be in the amount of the then unpaid principal balance of this Note and shall be due and payable on July 31, 1999 (the "Stated Maturity Date") together with all unpaid interest accrued through that date.

         Interest on the unpaid principal of this Note will be due and payable on each date when all or any portion of the principal of this Note is due and payable and in addition if the principal amount of this Note is payable in full on a specified date, interest on the unpaid principal of this Note will be due and payable on the last day of each month.

         Prior to the date that the entire outstanding principal amount hereof is due and payable (whether at the Stated Maturity Date or by acceleration), this Note shall bear interest at a rate (the "Contract Rate") equal to a fluctuating rate of 1% per annum above the Reference Rate (as defined below), such rate to change without notice from time to time with each change in the Reference Rate.


         After the entire outstanding principal amount of this Note becomes due; interest under this Note shall be payable on demand and shall accrue at a fluctuating rate per annum equal to 2% per annum above the greater from time to time of (x) the Contract Rate in effect on the date that the principal became due and (y) the Contract Rate that would have been in effect from time to time if the principal had not become due. If Maker is a corporation, interest shall be calculated on the basis of a 360-day year for actual days elapsed. In no event shall the interest rate applicable at any time to this Note exceed the maximum rate permitted by law. As used herein, "Reference Rate" means the rate established by Bank from time to time at its principal domestic office as its reference lending rate for domestic commercial loans. Bank may make loans to customers above, at, or below the Reference Rate.

         This Note shall be payable in lawful money of the United States of America in immediately available funds. All payments on this Note shall be applied to the payment of accrued interest before being applied to the payment t of principal. Any payment which is required to be made on a day which is not a banking business day in the City of New York shall be payable on the next succeeding banking business day and such additional time shall be included in the computation of interest. In the event that any other Obligations (as defined below) are due at any time that Bank receives a payment from Maker on account of this Note or any such other Obligations of Maker, Bank may apply such payment to amounts due under this Note or any such other Obligations in such manner as Bank, in its discretion, elects, regardless of any instructions from Maker to the contrary.

         Bank shall have a continuing lien and/or right of set-off on, and is hereby granted a security interest in, all deposits (general and special) and credits with Bank or any Bank Affiliate of any Maker and indorser, and may apply all or part of the same to any

                                [end of page]

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Obligations (whether contingent or unmatured) of Maker, at any time or times, without notice. Bank shall have a continuing lien on, and is hereby granted a security interest in, all property of every Maker and indorser and the proceeds thereof held or received by or for Bank or any Bank Affiliate for any purpose, whether or not for the express purpose of serving as collateral security for the Obligations of Maker. As used in this Note, the term "Bank Affiliate" includes any individual, partnership or corporation acting as nominee or agent for Bank, and any corporation or bank which is directly or indirectly owned or controlled by, or under common control with, Bank. Any notice or disposition of property shall be deemed reasonable if mailed at least five days before such disposition to the last address of Maker or indorser on Bank's records. If the Obligations evidenced by this Note are secured by a security agreement and/or other security documents which Maker has separately delivered to Bank (whether or not such documents make specific reference to this Note), reference to such documents is made for a description of the collateral provided thereby and of the rights of Maker and Bank therein. The rights and remedies of Bank provided for hereunder (including but not limited to the right to accelerate Obligations of Maker and to realize on any security for any such Obligations) are cumulative with the rights and remedies of Bank available under any other instrument or agreement or under applicable law. As used in this Note, the term "Obligations" of a person means all amounts payable under this Note and any and all other indebtedness. obligations and liabilities of that person to Bank, and all claims of Bank against such person, now existing or hereafter arising, direct or indirect (including participations or any interest of Bank in indebtedness of such person to others), acquired outright, conditionally, or as collateral security from another, absolute or contingent, joint or several, secured or unsecured, matured or unmatured, monetary or non-monetary, arising out of contract or tort, liquidated or unliquidated, arising by operation of law or otherwise, and all extensions, renewals, refundings, replacements and modifications of any of the foregoing. "Person" means any individual, partnership, limited partnership, corporation, association, trust or other entity.

         In the case of the occurrence of an Event of Default, each Maker and indorser shall be jointly and severally liable for all costs of enforcement and collection of this Note incurred by Bank or any other holder of this Note, including but not limited to reasonable attorneys' fees, disbursements and court costs. In addition, in the event of a default hereunder Maker shall pay all reasonable attorneys' fees and disbursements incurred by Bank in obtaining advice as to its rights and remedies in connection with such default.

         Maker and each indorser hereby separately waive presentment, demand for payment, notice of dishonor, protest and notice of protest and any or all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Note. The liability of any Maker or indorser hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the holder hereof, including but not limited to any extension of time, renewal, waiver or other modification. Any failure of the holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Bank or any holder may accept late payments, or partial payments, even though marked "payment in full" or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification or waiver of any provision of this Note nor consent to any departure by Maker therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

         This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and to be performed wholly within that state. If any provision of this Note is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision hereof.

         MAKER AGREES THAT ANY ACTION, DISPUTE, PROCEEDING, CLAIM OR CONTROVERSY BETWEEN MAKER AND BANK, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ("DISPUTE" OR "DISPUTES") SHALL, AT BANK'S ELECTION, WHICH ELECTION MAY BE MADE AT ANY TIME PRIOR TO THE COMMENCEMENT OF A JUDICIAL PROCEEDING BY BANK, OR IN THE EVENT OF A JUDICIAL PROCEEDING INSTITUTED BY MAKER AT ANY TIME PRIOR TO THE LAST DAY TO ANSWER AND/OR RESPOND TO A SUMMONS AND/OR COMPLAINT MADE BY MAKER, BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS PARAGRAPH

AND SHALL, AT THE ELECTION OF BANK, INCLUDE ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH (1) THIS NOTE OR ANY RELATED AGREEMENTS OR INSTRUMENTS, (2) ALL PAST, PRESENT AND FUTURE AGREEMENTS INVOLVING MAKER AND BANK, (3) ANY TRANSACTION RELATED TO THIS NOTE AND ALL PAST, PRESENT AND FUTURE TRANSACTIONS INVOLVING MAKER AND BANK, AND (4) ANY ASPECT OF THE PAST, PRESENT OR FUTURE RELATIONSHIP OF MAKER AND BANK. Bank may elect to require arbitration of any Dispute with Maker without thereby being required to arbitrate all Disputes between Bank and Maker. Any such Dispute shall be resolved by binding arbitration in accordance with Article 75 of the New York Civil Practice Law and Rules and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of any inconsistency between such Rules and these arbitration provisions, these provisions shall supersede such Rules. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this paragraph. In any arbitration proceeding subject to this paragraph, the arbitration panel (the "arbitrator") is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre-hearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. In any such arbitration proceedings, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner

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provided in this paragraph. No provision of, nor the exercise of any rights under, this paragraph shall limit the right of Bank (1) to foreclose against any real or personal property collateral through judicial foreclosure, by the exercise of the power of sale under a deed of trust, mortgage or other security agreement or instrument, pursuant to applicable provisions of the Uniform Commercial Code, or otherwise pursuant to applicable law, (2) to exercise self-help remedies including but not limited to setoff and repossession, or (3) to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including but not limited to injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of Bank, even if Bank is the plaintiff, to submit the Dispute to arbitration if Bank would otherwise have such right. Whenever an arbitration is required under this paragraph, the arbitrator shall be selected, except as otherwise herein provided in accordance with the Commercial Arbitration Rules of the AAA. A single arbitrator shall decide any claim of $100,000 or less and he or she shall be an attorney with at least five years' experience. Where the claim of any party exceeds $100.000, the Dispute shall be decided by a majority of three arbitrators, at least two of whom shall be attorneys (at least one of whom shall have not less than five years' experience representing commercial banks). The arbitrator shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrator's fees, and court costs) to the prevailing party. In the event of any Dispute governed by this paragraph, each of the parties shall, subject to the award of the arbitrator, pay an equal share of the arbitrator's fees.


         MAKER AND EACH ENDORSER AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN NEW YORK COUNTY, NEW YORK; AND ANY ARBITRATION PROCEEDING PURSUANT HERETO SHALL BE CONDUCTED IN NEW YORK, NEW YORK. MAKER AND EACH INDORSER CONSENT TO AND SUBMIT TO THE EXERCISE JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO MAKER OR SUCH ENDORSER AT ITS ADDRESS SET FORTH BELOW OR TO ANY OTHER ADDRESS AS MAY APPEAR IN BANK'S RECORDS AS THE ADDRESS OF MAKER OR SUCH INDORSER.

         IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, BANK, MAKER AND EACH INDORSER WAIVE TRIAL BY JURY, AND MAKER AND EACH INDORSER ALSO WAIVE (1) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON COVENIENS OR VENUE, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

         If this Note is executed by more than one person, then each such person shall be jointly and severally liable on this Note, and the term "Maker" shall mean each, any or all of such persons.

         Bank is authorized to fill in any blank spaces and to otherwise complete this Note and correct any patent errors herein.


                                  Electronic Hardware Corporation
                                  ----------------------------------------
                                  Name of Maker



                                  By:  /s/ Harry Goodman
                                      ------------------------------------
                                       Signature of Authorized Signatory


                                  /s/ HARRY GOODMAN  VICE PRESIDENT
                                  ----------------------------------------
                                  Print Name and Title


                                  /s/ FARMINGDALE NY 11735
                                  ---------------------------------------
                                  Address for Notices

                                  The Maker signing above is a corporation organized under the laws of New York.


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